EXHIBIT 10.9.3     Third Amendment to Hubbell Incorporated Grantor Trust For Senior Management Plans Trust Agreement

THIS AMENDMENT, (“Amendment”) made this 11th day of May, 2012, is between HUBBELL INCORPORATED (the “Company”) and THE BANK OF NEW YORK MELLON, formerly known as The Bank of New York (“Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee have entered into a trust agreement dated March 14, 2005 (the “Agreement”) to establish the Hubbell Incorporated Grantor Trust for Senior Management Plans, which Agreement was subsequently amended by the First Amendment, effective January 1, 2005, and the Second Amendment, effective June 1, 2009; and

WHEREAS, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth.

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby amend the Agreement as follows:

1.

Except as otherwise provided herein, all capitalized terms shall have the meaning ascribed to them in the Agreement.

2.

Article 5 of the Agreement is hereby amended to add the following new language as Section 5.13:

“5.13 Successors and Assigns. Neither party to this Agreement may assign this Agreement without the prior written consent of the other party, except that (i) the Trustee may assign this Agreement to any Affiliate of the Trustee, and (ii) any entity, that shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder. The Trustee agrees to provide notice of such successor trustee to the Company. Any assignment in violation of this provision shall be voidable at the option of the non-assigning party. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns.”

3.

Each of the parties represents and warrants to the others that it has full authority to enter into this Third Amendment upon the terms and conditions hereof and that the individual executing this Third Amendment on its behalf has the requisite authority to bind the respective parties to this Third Amendment.

4.

As amended hereby, the Agreement remains in full force and effect, and all references in the Agreement to “this Agreement” shall be deemed to be references to the Agreement, as amended hereby.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or signers, have executed this Third Amendment as of the day and year first written above.

Authorized Signer of:	Authorized Officer of:
HUBBELL INCORPORATED	THE BANK OF NEW YORK MELLON
By: /s/ Richard W. Davies	By: /s/ Peter H. Roberge
Richard W. Davies	Peter H. Roberge
Vice President, General Counsel	Vice President